EXHIBIT 10.4


                          DEBENTURE PURCHASE AGREEMENT

                                     BETWEEN

                           SIRROM CAPITAL CORPORATION,
                              D/B/A TANDEM CAPITAL

                                       AND

                             AQUA CARE SYSTEMS, INC.




                                  JUNE 30, 1998


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                          DEBENTURE PURCHASE AGREEMENT

         This DEBENTURE PURCHASE AGREEMENT (the "AGREEMENT") entered into the 30th day of June, 1998, is by and between AQUA CARE SYSTEMS, INC., a Delaware corporation (the "COMPANY"), the Wholly-owned Subsidiaries of the Company listed on SCHEDULE A attached hereto (the "GUARANTORS"), and SIRROM CAPITAL CORPORATIOn d/b/a TANDEM CAPITAL, a Tennessee corporation (the "PURCHASER").

                                   WITNESSETH:

         WHEREAS, in order to obtain additional capital for use in connection with its business, the Company desires to issue and sell its 12% Subordinated Secured Debentures, due June 30, 2003, in the aggregate principal amount of $1,500,000, and Purchaser is willing to purchase such debentures, on the terms and conditions set forth herein;

         WHEREAS, in connection with the issuance and sale of the above-described debentures, the Company will issue to Purchaser certain warrants to purchase shares of Common Stock of the Company, as more fully described herein and therein.

         NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                        SALE AND PURCHASE OF DEBENTURES;
                              ISSUANCE OF WARRANTS

Section 1.1       DEBENTURES; SECURITY.

         (a) The Company has authorized the issue and sale of One Million Five Hundred Thousand and no/100ths Dollars ($1,500,000.00) aggregate principal amount of its 12% Subordinated Secured Debentures due on June 30, 2003, substantially in the form attached hereto as EXHIBIT A (collectively, the "DEBENTURES"), to be dated the date of issue and to bear interest from such date at the rate of 12% per annum. Interest on the Debentures is payable quarterly by automatic debit on the first day of each February, May, August and November in each year (commencing August 1, 1998) and at maturity, which maturity shall occur on the fifth (5th) anniversary of the date of issuance. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The Debentures may be redeemed or repaid at the option of the Company, subject to the restrictions in Section 5.3 of this Agreement. The term "Debentures" as used herein shall include each Debenture delivered pursuant to this Agreement. The terms which are capitalized herein shall have the meanings set forth in Section 10 hereof unless the context shall otherwise require.

         (b) As collateral security for the obligations of the Company under the Debentures and this Agreement, the Company hereby collaterally assigns to the holders of the Debentures all of its right, title and interest in and to, and grants the holders of the Debentures a lien upon and security

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interest in, all of the types of property described on SCHEDULE 1.1(B)(I)
attached hereto, wherever located, whether now owned or hereafter acquired, together with all substitutions, replacements, improvements, accessions or appurtenances thereto and proceeds (including, without limitation, insurance proceeds) thereof (collectively, the "COMPANY COLLATERAL").

         (c) As further security for the obligations of the Company under the Debentures and this Agreement, contemporaneous with the purchase and sale of the Debentures, the Guarantors, jointly and severally, have executed a Guaranty and Suretyship Agreement, dated as of the date hereof, in form and substance satisfactory to the Purchaser (the "SUBSIDIARY GUARANTY"), guaranteeing the performance by the Company of its obligations under the Debentures and this Agreement. As collateral security for the obligations of the Guarantors under the Subsidiary Guaranty, each of the Guarantors hereby collaterally assigns to the holders of the Debentures all of its right, title and interest in and to, and grants the holders of the Debentures a lien upon and security interest in, all of the types of property described on SCHEDULE 1.1(B)(I) attached hereto, wherever located, whether now owned or hereafter acquired, together with all substitutions, replacements, improvements, accessions or appurtenances thereto and proceeds (including, without limitation, insurance proceeds) thereof (collectively, the "GUARANTOR COLLATERAL" and, together with the Company Collateral, the "COLLATERAL"). Upon issuance, the Debentures will be and, until fully paid and performed as provided therein and under this Agreement, shall continue to be secured by the Collateral.

Section 1.2       WARRANTS.

         Contemporaneously with the purchase and sale of the Debentures, the Company shall grant, issue and deliver to Purchaser (i) a Stock Purchase Warrant for the purchase of 82,500 shares of Common Stock of the Company, substantially in the from attached hereto as EXHIBIT B-1, and (ii) a Stock Purchase Warrant for the purchase of 33,000 shares of Common Stock of the Company, substantially in the form attached hereto as EXHIBIT B-1, which shall provide for redemption by the Company of part or all of such warrant upon the occurrence or non-occurrence of certain events, in each case dated the Closing Date (as defined in Section 1.3 below), with an initial exercise price equal to the lesser of $3.00 per share of Common Stock or the average bid price per share of Common Stock for the twenty (20) trading days prior to the Closing Date (but in no event less than $2.50 per share of Common Stock), which initial exercise price may be adjusted subsequently upon the occurrence or non-occurrence of certain events (collectively, the "WARRANTS").

Section 1.3       ADDITIONAL WARRANTS.

         (a) ISSUANCE OF ADDITIONAL WARRANTS. In the event that any indebtedness evidenced by the Debentures or any interest or other charges in connection therewith shall be outstanding (i) on the earlier to occur of June 30, 1999 or the date that is the first anniversary of the date of this Agreement or (ii) thereafter, on any anniversary of such earlier date, then on each such date the Company shall issue to Purchaser a Stock Purchase Warrant for the purchase of 30,000 shares of Common Stock of the Company (in all cases, as appropriately adjusted to take into account any stock splits or reverse stock splits occurring after the date hereof), dated as of such date, with an initial exercise price equal to the average bid price per share of Common Stock for the twenty (20) trading days prior to such date (collectively, the "ADDITIONAL WARRANTS"). Any Additional Warrants issuable pursuant to the terms hereof shall be identical in all respects (other than the number of

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shares of Common Stock issuable upon exercise thereof and other than as contemplated in Section 1.3(b) below) to the form of Warrant attached hereto as EXHIBIT B-1. The Company shall pay when due any and all state and federal taxes which may be payable in respect of the issuance of the Additional Warrants or the issuance of any shares of Common Stock of the Company upon exercise of the Additional Warrants.

         (b) ADJUSTMENT IN NUMBER OF SHARES ISSUABLE AND EXERCISE PRICE. The number of shares of Common Stock (or other securities or property) of the Company issuable upon exercise of the Additional Warrants set forth above and the exercise price per share set forth in the Additional Warrants shall be subject to adjustment on the same terms as any such adjustments required to be made under the terms of the Warrant attached hereto as EXHIBIT B-1 notwithstanding that such Additional Warrants are not issued and outstanding at the time of the occurrence giving rise to any such adjustments required to be made pursuant to the terms of the Warrant.

Section 1.4       REGISTRATION RIGHTS AGREEMENT.

         The shares of Common Stock issuable upon exercise of the Warrants and, if required to be issued as provided herein, the Additional Warrants, will be registrable in accordance with the terms of that certain Registration Rights Agreement, dated the Closing Date, by and between the Company and Purchaser and substantially in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT").

Section 1.5       COMMITMENT; CLOSING DATE.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Debentures in the aggregate principal amount of $1,500,000 at a price of 100% of the principal amount thereof.

         Delivery of the Debentures will be made at the office of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's wire instructions (received at least 24 hours in advance), at 10:00 A.M., Nashville time, on June 30, 1998, or such other date (but no later than June 30, 1998) as the Company and Purchaser shall agree (the "CLOSING DATE"). The Debentures delivered to Purchaser on the Closing Date will be delivered to Purchaser in the form of a single registered Debenture for the full amount of the purchase (unless different denominations are specified by such Purchaser), registered in Purchaser's name or in the name of such nominee as Purchaser may specify, all as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

Section 1.6       PROCESSING FEE.

         The Company agrees to pay to Purchaser, on or before the Closing Date, a processing fee in an amount equal to $30,000. The Purchaser acknowledges receipt of $15,000 of such processing fee.

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                                   ARTICLE II
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS

         The Company and the Guarantors, jointly and severally, hereby represent and warrant to Purchaser as follows:

Section 2.1       CORPORATE STATUS.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures, the Warrants, the Additional Warrants, the Registration Rights Agreement, and any other document executed and delivered by the Company in connection herewith or therewith (together with any documents executed by any of the Guarantors in connection herewith, including the Subsidiary Guaranty, collectively, the "OPERATIVE DOCUMENTS"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law. The states or other jurisdictions in which the Company is so qualified are set forth on
SCHEDULE 2.1(A) hereto.

         (b) SCHEDULE 2.1(B) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "SUBSIDIARY" or, collectively, the "SUBSIDIARIES"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on
SCHEDULE 2.1(B), each has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Operative Documents to which it is a party. Each Subsidiary holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances.

Section 2.2       CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of common stock, par value $.001 per share (the "COMMON STOCK"), of which 2,722,013 shares are issued and outstanding, and (ii) 5,000,000 shares of undesignated preferred stock, par value $.001 per share, with rights and preferences to be fixed by the Board of Directors in accordance with the corporate laws of the State of Delaware and the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), of which no shares have been designated and none are issued or outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid

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and nonassessable. Except as listed on SCHEDULE 2.2(A), there are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Warrants or the issuance of Common Stock upon the exercise thereof.

         (b) Neither the Company nor any Subsidiary has granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company or any Subsidiary any shares of capital stock of the Company or any Subsidiary, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company or any Subsidiary, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company or any Subsidiary is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company or any Subsidiary, whether or not outstanding, except for (i) the Warrants and Additional Warrants to be issued pursuant to this Agreement and (ii) such options, warrants and other rights to acquire capital stock of the Company, together with relevant exercise prices and dates set forth on SCHEDULE 2.2(B). Except as set forth on SCHEDULE 2.2(B), all such shares have been duly reserved for issuance, have been duly and validly authorized and upon issuance in accordance with the terms of the respective instruments, will be validly issued, fully paid and nonassessable.

Section 2.3       AUTHORIZATION; ABSENCE OF CONFLICTS.

         The Company and each of the Subsidiaries has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents to which it is a party without the consent or approval of any other person, firm, governmental agency or other legal entity, except for the consents and approvals set forth on SCHEDULE 2.3, each of which will be obtained prior to closing. The execution and delivery of this Agreement, the issuance of the Debentures, the Warrants and the Additional Warrants hereunder, the execution and delivery of each of the other Operative Documents and the performance by the Company and each of the Subsidiaries of its obligations hereunder and/or thereunder are within the corporate powers of the Company and each such Subsidiary and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, do not and will not contravene, conflict with, constitute a default under or violate (a) the Certificate of Incorporation or Bylaws of the Company or any such Subsidiary, as amended, (b) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound (or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument), or (c) any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) of the Company and each of the Subsidiaries executing this Agreement and any other Operative Document is duly authorized to act on behalf of the Company or such Subsidiary.

Section 2.4       VALIDITY AND BINDING EFFECT.

         Each of the Operative Documents to which it is a party is the legal, valid and binding obligation of the Company and each of the Subsidiaries, enforceable against the Company in accordance with its terms.

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Section 2.5       FINANCIAL STATEMENTS.

         The audited consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, and the unaudited consolidated financial statements as of and for the [three (3) months] ended [March 31, 1998], and the related notes, copies of which the Company previously has delivered to Purchaser, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Materially Adverse Effect). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

Section 2.6       SEC REPORTS.

         The Company's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The trading symbol for the Company's Common Stock is "AQCR." Since the date of the filing by the Company of its initial registration statement with the SEC, the Company has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC REPORTS"). The Company previously has furnished to Purchaser true copies of all the SEC Reports, together with all exhibits thereto that Purchaser has requested, and the Company's annual report to stockholders for the year ended December 31, 1996, which annual report meets the requirements of Rule 14a-3 or 14e-3 under the Exchange Act (the "ANNUAL REPORT"). The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.7       ABSENCE OF CHANGES.

         Except as set forth on SCHEDULE 2.7, since March 31, 1998 (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock, (iii) there has not been any change in the authorized or issued capital

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stock, long-term debt or short-term debt of the Company, and (iv) there has not been any Materially Adverse Effect in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, and no event has occurred or circumstance exists that may result in a Materially Adverse Effect.

Section 2.8       NO DEFAULTS.

         Except as set forth on SCHEDULE 2.8 and except where a default or event of default does not and would not constitute a Materially Adverse Effect, no default or event of default by the Company or any Subsidiary exists under this Agreement or under any instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

Section 2.9       COMPLIANCE WITH LAW.

         The Company and its Subsidiaries are in compliance with all federal, state and local laws, regulations, decrees and orders applicable to them (including but not limited to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Materially Adverse Effect.

Section 2.10      LITIGATION.

         Except as set forth on SCHEDULE 2.10, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing to which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Materially Adverse Effect.

Section 2.11      TAXES.

         Except as set forth on SCHEDULE 2.11, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes with respect to the Company or any Subsidiary or any basis therefor. No tax liens have been filed against the Company, or its Subsidiaries or any of their properties that have not been discharged or paid in full, and none of the federal tax returns of the Company or any of the Subsidiaries have been audited. The Company's federal income tax liability has been satisfied, or the applicable statute of limitations has run, for all taxable years up to and including the taxable year ended December 31, 1997.

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Section 2.12      CERTAIN TRANSACTIONS.

         Except as set forth on SCHEDULE 2.12(I) and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000 to any one such officer or director, and none of the officers or directors or any members of their immediate families are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000 by any one such officer or director. To the knowledge of the Company, no officer or director of the Company or any Subsidiary or any member of their immediate families has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that an officer and/or director of the Company may own no more than 1.0% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on SCHEDULE 2.12(II), no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary. Except as set forth on SCHEDULE 2.12(III), neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 2.13      TITLE TO PROPERTY.

         The Company and each Subsidiary owns all personal property and has good and marketable title to all real property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on
SCHEDULE 2.13 and except for such liens, security interests, pledges, encumbrances, equities claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, and no default has occurred or is continuing thereunder that might result in any Materially Adverse Effect. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all such leases.

Section 2.14      INTELLECTUAL PROPERTY.

         Except as set forth in SCHEDULE 2.14(A), each of the Company and its Subsidiaries is the lawful owner or has a valid right to use the Proprietary Information in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party. Each of the Company and its Subsidiaries has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted, which are listed on SCHEDULE 2.14(B)(I), except as set forth on SCHEDULE 2.14(B)(II). The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how used by it which would individually or in the aggregate have a Materially Adverse Effect. To the

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Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company has adopted and follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

Section 2.15      DEBT.

         SCHEDULE 2.15(I) sets forth (i) a complete and correct list of all loans, credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, Guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company, any Subsidiary or any of their properties is in any manner directly or contingently obligated (other than evidences of indebtedness for purchase money financing obligations incurred by the Company or a Subsidiary in the ordinary course of business, in each case in the aggregate principal amount of less than $25,000); (ii) a correct statement of the maximum principal or face amounts of the credit in question that is or may be outstanding; and (iii) a correct statement of all liens, pledges or security interests of any nature given or agreed to be given as security therefor or in connection therewith. Except as set forth on SCHEDULE 2.15(II), consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any loan, credit agreement, indenture, purchase agreement, promissory note or other evidence of indebtedness, Guaranty, capital lease or other instrument, agreement or arrangement set forth on SCHEDULE 2.15(I).

Section 2.16      MATERIAL CONTRACTS.

         SCHEDULE 2.16(I) sets forth a complete and correct list of (a) all contracts, agreements and other documents pursuant to which the Company or any Subsidiary either (i) receives revenues or (ii) makes payment to any third Person(s), in excess of $100,000 per fiscal year, and (b) contracts or other agreements required to be filed by the Company with the SEC as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each instrument identified in SCHEDULE 2.16(I) individually being an "APPLICABLE CONTRACT" and collectively the "APPLICABLE CONTRACTS"). Except for defaults described on SCHEDULE 2.16(II), none of which may result in a Materially Adverse Effect, each Applicable Contract is in full force and effect as of the date hereof and the Company knows of no reason why such Applicable Contracts would not remain in full force and effect pursuant to the terms thereof. Except as set forth on SCHEDULE 2.16(II), consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any Applicable Contract set forth on
SCHEDULE 2.16(I).

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Section 2.17      ENVIRONMENTAL MATTERS.

         The Company and each of its Subsidiaries have are in material compliance with, and its business, operations, assets, equipment, property, leaseholds or other facilities of each are in material compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Company and each of its Subsidiaries have been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Neither the Company nor any Subsidiary has received notice of, or knows of, or suspects facts which might constitute any material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises owned or occupied by the Company or its Subsidiaries during the period of ownership thereof by the Company or such Subsidiary or, to the knowledge of the Company, at any other time. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (I) air emissions; (II) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
(III) noise emissions; (IV) solid or liquid waste disposal; (V) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (VI) other environmental, health or safety matters affecting the Company or any of its Subsidiaries or their respective businesses, operations, assets, equipment, property, leaseholds or other facilities. Neither the Company nor any Subsidiary has any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

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Section 2.18      ACCOUNTING MATTERS.

         The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct, have been maintained in accordance with sound business practices and accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.19      DISTRIBUTIONS TO COMPANY.

         Except as set forth in SCHEDULE 2.19, the Company is not prohibited from paying cash dividends to the holders of Common Stock. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

Section 2.20      PRIOR SALES.

          All offers and sales by the Company of its capital stock since January 1, 1995, were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

Section 2.21      REGULATORY COMPLIANCE.

         Except as set forth on SCHEDULE 2.21, the conduct of the business and the ownership of the assets of the Company and its Subsidiaries does not require any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body the absence of which could result in any Materially Adverse Effect, and except as set forth on SCHEDULE 2.21, such business is not subject to the regulation of any federal, state or local government or regulatory body by reason of the nature of the business being conducted (as distinct from regulation common to commercial enterprises in general). All licenses, permits and authorizations set forth on SCHEDULE 2.21 are in full force and effect.

Section 2.22      MARGIN REGULATIONS.

         The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

Section 2.23      1940 ACT COMPLIANCE.

         The Company is an "ELIGIBLE PORTFOLIO COMPANY" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the issuance and sale by the Company of the Debentures and the Warrants does not constitute a "PUBLIC OFFERING" as such term is used in Section 55(a)(1) thereof.

Section 2.24      LIMITED OFFERING.

         Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Debentures, the Warrants and the Additional Warrants are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 2.25      REGISTRATION RIGHTS.

         Except as described in SCHEDULE 2.25, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

Section 2.26      INSURANCE.

         The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

Section 2.27      GOVERNMENTAL CONSENTS.

         No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement or the offer, sale or issuance of the Debentures, the Warrants or the Additional Warrants by the Company.

Section 2.28      EMPLOYEES.

         SCHEDULE 2.28 sets forth the aggregate number of full-time employees and full-time equivalent employees of the Company and each Subsidiary as of the most recent payroll date, which date is set forth therein. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened affecting it or any of its Subsidiaries. None of the employees of the Company or any Subsidiary belongs to any union or collective bargaining unit.

The Company and each of its Subsidiaries has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company or any Subsidiary is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or such Subsidiary, or any other party, because of the nature of the business conducted or presently proposed to be conducted by the Company or such Subsidiary or relating to the use by the employee of his or her best efforts with respect to such business. Except as disclosed in SCHEDULE 2.28, neither the Company nor any Subsidiary is a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, in each of the Company or any Subsidiary, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or, to the knowledge of the Company, any Subsidiary have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company and each Subsidiary is terminable at the will of the Company or such Subsidiary.

Section 2.29      ERISA.

         The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A.
/section/ 1001 et seq. (1975), as amended from time to time ("ERISA"). Except as disclosed in SCHEDULE 2.29, neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "PENSION PLAN" (as such term is defined in ERISA, a "PLAN"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); the Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

Section 2.30      OFFICE LOCATION; LOCATION OF COLLATERAL.

         The executive offices and principal place of business of the Company and each of the Guarantors are set forth opposite each such entity's name on
SCHEDULE 2.30. All records or documents with respect to intangible personal property comprising the Collateral and all tangible personal property comprising the Collateral, in each case owned by the Company or a Guarantor, is located at the address set forth opposite each such entity's name on SCHEDULE 2.30.

Section 2.31      FEES/COMMISSIONS.

         Except as set forth on SCHEDULE 2.31, the Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Purchaser pursuant to Section 1.3 hereof.

Section 2.32      DISCLOSURE.

         No representation or warranty given as of the date hereof by the Company contained in this Agreement or any Schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

Section 2.33      SURVIVAL.

         The representations and warranties of the Company contained in this Agreement shall survive in accordance with Section 11.5 hereof until this Agreement terminates.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents to the Company, as follows:

Section 3.1       CORPORATE STATUS; RESIDENCE.

         Purchaser is a corporation or partnership duly organized and validly existing under the laws of Tennessee and has the requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith. Purchaser is resident in the State of Tennessee.

Section 3.2       AUTHORIZATION.

         Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other Operative Document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other Operative Document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate or organizational powers of Purchaser, does not and will not contravene, conflict with, violate or cause a default under (a) the organizational documents of Purchaser, (b) any material agreement to which Purchaser is a party or by which it or any of its properties is bound (or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument) or (c) any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The person(s) executing this Agreement and any other Operative Document executed and delivered by Purchaser is duly authorized to act on behalf of Purchaser.

Section 3.3       VALIDITY AND BINDING EFFECT.

         Each of the Operative Documents to which it is a party is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 3.4       ACCREDITED INVESTOR STATUS; PURCHASE FOR INVESTMENT.

         Purchaser is and at the Closing Date will be an "ACCREDITED INVESTOR" under Rule 501(a) under the Securities Act. Purchaser is, and at the Closing Date will be, an investment company registered under the Investment Company Act of 1940, as amended and has, and at the Closing Date will have, a net worth in excess of One Million Dollars ($1,000,000). Purchaser is acquiring the Debentures, the Warrants and the Additional Warrants for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Debentures, the Warrants or the Additional Warrants, it being understood that Purchaser may transfer and assign, without consideration, the Debentures, the Warrants, the Additional Warrants and all of Tandem's rights and obligations under this Agreement and the Operative Documents (or part of the foregoing) to one or more Wholly-owned subsidiaries of Purchaser, which Wholly-owned subsidiaries are also "accredited investors" under Rule 501(a); provided that in no event will the Company be required to issue Debentures of less than $250,000 principal face amount be required to be issued in connection with any such transfer.

Section 3.5       LEGENDS ON CERTIFICATES.

         Purchaser understands that the certificates representing the Debentures, the Warrants and the Additional Warrants (or the Common Stock issued upon exercise of the Warrants) shall bear the following or similar legend and that appropriate stock transfer instructions will be entered in the stock records of the Company:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

Section 3.6       SURVIVAL.

         The representations and warranties of Purchaser contained in this Agreement shall survive the termination of this Agreement in accordance with
Section 8.5 hereof.

                                   ARTICLE IV

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to purchase and pay for the Debentures on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

Section 4.1       REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company and the Guarantors contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company and the Guarantors shall have duly performed all of the covenants and agreements to be performed by each of them hereunder on or prior to the Closing Date.

Section 4.2       OFFICER'S CERTIFICATE.

         The Company and each of the Guarantors shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Chairman of the Board, President and Chief Executive Officer of such entity in form and substance reasonably satisfactory to Purchaser.

Section 4.3       SATISFACTORY PROCEEDINGS; SECRETARY'S CERTIFICATE.

         All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company and each of the Guarantors shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of such entity in form and substance reasonably satisfactory to Purchaser.

Section 4.4       LEGAL OPINION.

         Purchaser shall have received the opinion of Wallace, Bauman, Legon, Fodman and Shannon PA, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser.

Section 4.5       AUTHORIZATION AGREEMENT.

         The Company shall have delivered to Purchaser an Authorization Agreement for Pre-Authorized Payments (Debit), dated the Closing Date, executed by a duly authorized officer(s) of the Company, in form and substance satisfactory to Purchaser.

Section 4.6       THE COMPANY'S EXISTENCE AND AUTHORITY.

         The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a date within ten (10) days of the Closing Date:

                  (a) the certificate of incorporation of the Company and each of the Subsidiaries, certified by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated;

                  (b) a certificate as to the legal existence and good standing of the Company and each of the Subsidiaries issued by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated; and

                  (c) a certificate as to the qualification to do business as a foreign corporation and good standing of the Company and each of the Subsidiaries, as appropriate, issued by the Secretary of State or other appropriate official in each jurisdiction listed in SCHEDULE 2.1(A).

Section 4.7       DELIVERY OF OPERATIVE DOCUMENTS.

         The Company shall have delivered to Purchaser the following documents, executed by the Company and dated the Closing Date:

                  (a)      the Debentures;

                  (b)      the Warrants;

                  (c)      the Registration Rights Agreement; and

                  (d)      the Subsidiary Guaranty.

Section 4.8       FINANCING STATEMENTS.

         The Company and each Subsidiary shall have delivered to Purchaser financing statements, in form appropriate for filing in each jurisdiction where filing a financing statement is required to perfect a security interest in any of the Collateral, in form and substance reasonably satisfactory to Purchaser.

Section 4.9       [Reserved.]

Section 4.10      LOCK-UP AGREEMENTS.

         The Company shall have delivered to Purchaser a Lock-up Agreement, executed by William K. Mackey, in form and substance satisfactory to Purchaser.

Section 4.11      SUBORDINATION AGREEMENT; CONSENT.

         The Company shall have delivered to Purchaser, and Purchaser shall have executed and delivered, a Subordination Agreement (the "FIDELITY SUBORDINATION AGREEMENT"), dated as of the Closing, by and among the Purchaser, Fidelity Funding of California, Inc., Fidelity Funding, Inc., the Company and ACS Acquisition Corp., consenting to the transactions contemplated by this Agreement, in form and substance satisfactory to Purchaser in its sole discretion. The Company shall have delivered to Purchaser a Consent, dated as of the Closing, by Flowserve Corporation, as successor in interest to Durco International Inc., consenting to the transactions contemplated by this Agreement, in form and substance satisfactory to Purchaser in its sole discretion.

Section 4.12      REQUIRED CONSENTS.

         Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, including the consents set forth on SCHEDULE 2.3, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser.

Section 4.13      EXPENSES.

         The Company shall have reimbursed Purchaser for all fees and expenses as provided in Section 11.1 herein.

Section 4.14      WAIVER OF CONDITIONS.

         If on the Closing Date the Company fails to tender to Purchaser the Debentures and the other Operative Documents to be issued to Purchaser on such date or if the conditions specified in this Article IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent Purchaser, in its sole discretion, may determine. Nothing in this Section 4.13 shall operate to relieve the Company of any of its obligations hereunder or to waive Purchaser's rights against the Company.

                                    ARTICLE V
                              COVENANTS OF COMPANY

         From and after the Closing Date and continuing so long as any amount remains unpaid on any of the Debentures:

Section 5.1       USE OF PROCEEDS.

         The Company shall use the proceeds of the sale of the Debentures only for working capital purposes, as determined in the good faith business judgment of the Company.

Section 5.2       PAYMENT OF DEBENTURES.

         The Company shall perform and observe all of its obligations to the holder(s) of the Debentures set forth herein and in the Debentures.

Section 5.3       OPTIONAL REDEMPTIONS OF DEBENTURES; PROCEDURES.

         The Debentures may be redeemed, repaid or repurchased by the Company or any Subsidiary or Affiliate, at the option of the Company, in whole at any time or in part from time to time, without additional charge or penalty, PROVIDED that in the case of a redemption of part of the Debentures, such redemption shall be effected pro rata among all holders of Debentures. In case the Company repurchases or otherwise acquires any Debentures, such Debentures shall immediately thereafter be canceled, and no Debentures shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Debentures by the Company or any Subsidiary or Affiliate, such Debentures shall no longer be outstanding for purposes of any Section of this Agreement relating to the taking by the holders of the Debentures of any actions with respect hereto, including, without limitation,
Section 8.3 [ACCELERATION OF MATURITIES].

Section 5.4       CORPORATE EXISTENCE, ETC.

         The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Materially Adverse Effect, and all licenses and permits necessary to the proper conduct of its business.

Section 5.5       MAINTENANCE, ETC.

         The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, in each case in a commercially reasonable manner.

Section 5.6       NATURE OF BUSINESS.

         The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

Section 5.7       INSURANCE.

         The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

Section 5.8       TAXES, CLAIMS FOR LABOR AND MATERIALS.

         The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

Section 5.9       COMPLIANCE WITH LAWS, AGREEMENTS, ETC.

         Except where failure to do so does not and would not have a Materially Adverse Effect, the Company will, and will cause each Subsidiary to, maintain the business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their properties are bound. Without limiting the foregoing, each of the Company and its Subsidiaries shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

Section 5.10      ERISA MATTERS.

         If the Company or any Subsidiary has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "PLAN"), then the Company covenants as to itself and each such Subsidiary that: (i) throughout the existence of the Plan, the Company's or such Subsidiary's contributions under the Plan will meet the minimum funding standards required by ERISA and neither the Company nor any such Subsidiary will institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC by the Company or any such Subsidiary, at the time that such notice is so filed.

Section 5.11      BOOKS AND RECORDS; RIGHTS OF INSPECTION.

         The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit representatives of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with representatives of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request.

Section 5.12      REPORTS.

         The Company will furnish to Purchaser the following:

                  (a) MONTHLY STATEMENTS. Within twenty (20) days of the end of each month, beginning with the month of June 1998, monthly internal financial reports which at a minimum shall consist of a consolidated balance sheet of the Company as of the close of such month and related consolidated statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

                  (b) QUARTERLY STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (i) consolidated and consolidating balance sheets of
                  the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                           (ii) consolidated and consolidating statements of
                  income and retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                           (iii) consolidated and consolidating statements of
                  cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company; provided that delivery to Purchaser within the above-described time period of the Company's Form 10-QSB with respect to such fiscal quarter shall satisfy the requirements of this

Section 5.12(b) as to the
delivery of a consolidated balance sheet, a consolidated statement of income and retained earnings and a consolidated statement of cash flows;

                  (c) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, copies of:

                           (i) consolidated  and  consolidating  balance
                  sheets of the Company and Subsidiaries as of the close of such fiscal year, and

                           (ii) consolidated and consolidating statements of
                  income and retained earnings and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing; provided that delivery to Purchaser within the above-described time period of the Company's Form 10-KSB with respect to such fiscal year shall satisfy the requirements of this Section 5.12(c) as to the delivery of a consolidated balance sheet, a consolidated statement of income and retained earnings and a consolidated statement of cash flows;

                  (d) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

                  (e) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

                  (f) PRESS RELEASES. Promptly upon its release, a copy of each press release issued by the Company.

                  (g) REQUESTED INFORMATION. With reasonable promptness, such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request.

Section 5.13      LIMITATIONS ON DEBT AND OBLIGATIONS.

         (a) The Company shall not, and shall not permit any Subsidiary to, issue, assume, guarantee or otherwise become liable or permit to exist any Indebtedness except: (i) Indebtedness constituting Permitted AR Financing (as such term is defined in Section 5.13 below); provided the incurrence of the principal amount of such Indebtedness or related accrued interest in connection therewith shall not decrease Purchaser's Tangible Asset Coverage (as such term is defined in Section 5.13 below) to less than 1.50; (ii) Indebtedness existing on the date hereof and reflected on SCHEDULE 5.13 hereto; (iii) Indebtedness incurred pursuant to the Debentures; (iv) accounts payable and other trade payables incurred in the ordinary course of business; (v) obligations of the Company pursuant to capitalized leases and/or purchase money financing of equipment in an amount not to exceed $100,000 per fiscal year; and (vi) Indebtedness that refinances secured Indebtedness under clause (i) above, provided that the collateral for such new indebtedness is the collateral from the refinanced secured Indebtedness and the aggregate principal amount of such Indebtedness does not exceed the principal amount outstanding under the refinanced Indebtedness.

         (b) The term "Permitted AR Financing" shall mean Indebtedness incurred for working capital purposes and secured solely by a first lien on the accounts receivable of the Company or any of its Subsidiaries. The term "Tangible Asset Coverage" shall equal, at any time, the result obtained by dividing (i) (A) total assets of the Company as reflected on the latest quarterly consolidated balance sheet of the Company delivered to Purchaser pursuant to Section 5.12(b) (excluding the assets and the debt of ACS Acquisition Corp. a/k/a Filtration Systems Division ("FSD") that would otherwise appear on such consolidated balance sheet) less (B) the outstanding amount of all principal and related accrued interest Indebtedness of the Company secured in part or in whole by some or all of the assets of the Company (excluding any such Indebtedness owed solely by FSD and not guaranteed by the Company or any Subsidiary and excluding the Indebtedness evidenced by the Debentures) by (ii) the outstanding amount of all principal and related accrued interest Indebtedness of the Company under the Debentures.

Section 5.14      GUARANTIES.

         Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, be or become liable in respect of any Guaranty except Guaranties by the Company or any Subsidiary which are limited in maximum financial exposure to the amounts set forth in, and are incurred in compliance with, the provisions of Section 5.13 of this Agreement.

Section 5.15      LIMITATION ON LIENS.

         Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "LIENS") on its or their property (including real property) or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except (i) those Liens which exist as of the date hereof or (ii) Liens hereafter created on Indebtedness which is permitted under
Section 5.13(vi) or (viii).

Section 5.16      RESTRICTED PAYMENTS.

         For so long as the Debentures are outstanding, the Company will not, without the prior written consent of Purchaser and except as hereinafter provided:

                  (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except dividends or other distributions payable solely in shares of capital stock of Company;

                  (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than the Warrants issued in connection with this Agreement); or

                  (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock.

Section 5.17      INVESTMENTS.

         The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business for the Company or any Subsidiary, without the prior written consent of Purchaser, except:

                  (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

                  (b) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

                  (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

                  (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                  (e) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

                  (f) Investments by the Company in one or more Subsidiary for use in the ordinary course of such Subsidiary's business.

Section 5.18      MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

                  (a) Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to (1) consolidate with or be a party to a merger or share exchange with any other corporation or entity,
(2) acquire all or any part of the operating assets of any other corporation or entity other than in the ordinary course of business (3) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 5.18) of the assets of Company and its Subsidiaries; PROVIDED, HOWEVER, that:

                           (i) any Subsidiary may merge or consolidate with or
                  into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

                           (ii) any Subsidiary may sell, lease or otherwise
                  dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary.

                  (b) Without the prior written consent of Purchaser, the Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "STOCK" for the purposes of this Section 5.18, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or any Wholly-owned Subsidiary.

                  (c) Without the prior written consent of Purchaser, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary of the Company) any shares of stock or any indebtedness of any other Subsidiary, unless all of the following conditions are met:

                           (i) simultaneously with such sale, transfer or
                  disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (ii) the Board of Directors of the Company shall have
                  determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

                           (iii) such stock and Indebtedness is sold,
                  transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (iv) the Subsidiary being disposed of shall not have
                  any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                           (v) such sale or other disposition does not involve a
                  substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries taken as a whole.

                  (d) As used in this Section 5.18, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 15% of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

Section 5.19      TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company (as the term "disinterested" is used in Section 144 of the Delaware General Corporation Law). Nothing contained in this Section 5.19 shall prohibit the Company or its Subsidiaries from entering into compensation arrangements with officers and directors of the Company or such Subsidiary if such arrangement is determined in the good faith judgment of the board of directors thereof to be in the best interests of the Company or such Subsidiary.

Section 5.20      NOTICE.

         The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement, (ii) the occurrence of any default or event of default under any other agreement providing for Indebtedness of the Company or any Subsidiary or under a capitalized lease obligation, (iii) any actions, suits or proceedings instituted by any Person against the Company or a Subsidiary or materially affecting any of the assets of the Company or any Subsidiary, or (iv) any investigation initiated by, or any dispute between and any governmental regulatory body, on the one hand, and the Company or any Subsidiary, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not be required by this Agreement to disclose any such information provided in (iii) or
(iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

Section 5.21      ANNUAL PLAN.

         The Board of Directors shall adopt and the Company will furnish to Purchaser, in such manner and form as approved by the Board of Directors of the Company, no later than thirty (30) days before the first day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "ANNUAL PLAN"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Board of Directors.

The Company shall promptly furnish to Purchaser each amendment or revision to the Annual Plan.

Section 5.22      BOARD OF DIRECTORS OBSERVER RIGHT.

         At any time or from time to time after the Closing Date, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

Section 5.23      KEY EXECUTIVES.

         Each of William K. Mackey, David K. Lucas and Vincent LaRocca shall continue to be employed or engaged by the Company in such position and with the current duties and responsibilities for at least that position, unless (i) such employment or engagement ceases because of death, or (ii) the Company replaces such officer, employee or consultant within ninety (90) days of the person's notice of resignation or termination with another executive who shall be reasonably acceptable to Purchaser.

Section 5.24      WARRANT VALUATION LETTER.

         Not later than July 2, 1998, the Company shall have delivered to Purchaser a Warrant Valuation letter in form and substance satisfactory to Purchaser.

Section 5.25      FURTHER ASSURANCES.

         The Company will take all actions reasonably requested by Purchaser to effect the transactions contemplated by this Agreement and the other Operative Documents.

                                   ARTICLE VI
                           SUBORDINATION OF DEBENTURES

Section 6.1       SUBORDINATION.

         (a) Notwithstanding anything to the contrary in this Agreement or in the Debentures, the indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money (except such indebtedness of the Company other than the Debentures which is expressly stated to be subordinate or junior in any respect to other indebtedness of the Company), whether outstanding as of the date of this Agreement or hereafter created (including any obligations of the Company under any guaranty or suretyship agreement relating to indebtedness for borrowed money by Subsidiaries of the Company), constituting borrowed money from financial institutions approved by the Board of Directors of the Company and designated as being senior to the Debentures (but only to the extent so designated and permitted under the terms hereof), including, without limitation, any and all indebtedness now or hereafter owing by the Company as described in Section 5.13(i), together with all obligations issued in renewal, deferral, extension, refunding, amendment or modification of any such indebtedness, in each case as permitted hereunder (collectively, the "SENIOR INDEBTEDNESS").

Section 6.2       LIQUIDATION, ETC.

         (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holders of the Debentures shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debentures (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debentures until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

         (b) Without in any way modifying the provisions of this Article VI or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to Purchaser of any dissolution, winding up, liquidation or reorganization of maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

Section 6.3       SENIOR INDEBTEDNESS DEFAULT.

         The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or purchase or acquire for value, any of the Debentures if any default or event of default has occurred and is continuing with respect to any of the Senior Indebtedness.

Section 6.4       SUBROGATION.

         Upon the prior payment in full of all Senior Indebtedness, Purchaser shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation, no payments or distributions to Purchaser otherwise payable or distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and Purchaser, shall be deemed to be payment by the Company to or on account of the Debentures, it being understood that the provisions of this Article VI are and are intended solely for the purpose of defining the relative rights of Purchaser, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 6.5       COMPANY'S OBLIGATIONS NOT IMPAIRED.

         (a) Nothing contained in this Article VI or in the Debentures is intended to or shall impair, as between the Company and Purchaser, the obligation of the Company, which is absolute and unconditional, to pay Purchaser the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of Purchaser other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Article VI, shall anything herein or therein prevent Purchaser from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debentures.

         (b) If any payment or distribution shall be received in respect of the Debentures in contravention of the terms of this Article VI, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness, and shall be immediately delivered to such holders in the same form as received.

                                   ARTICLE VII
                            RESTRICTIONS ON TRANSFER

Section 7.1       LEGENDS; RESTRICTIONS ON TRANSFER.

         The Debentures have not been registered under the Securities Act or any state securities laws. Each Debenture issued pursuant to this Agreement (except as permitted by this Article VII) shall bear a legend in substantially the following form:

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY

         APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

         The provisions of this Article VII shall be binding upon all subsequent holders of the Debentures unless in the opinion of counsel to any such holder, the Debentures are no longer subject to the restrictions described herein.

                                  ARTICLE VIII
                           EVENTS OF DEFAULT; REMEDIES

Section 8.1       EVENTS OF DEFAULT.

         The occurrence of any one of the following shall constitute an "EVENT OF DEFAULT" under this Agreement:

         (a) Default shall occur in the payment of interest on any Debenture when the same shall have become due which default is not cured within three (3) business days; or

         (b) Default shall occur in the making of any payment of the principal of any Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment; or

         (c) Default shall be made in the payment of the principal of or interest on any Indebtedness (other than the Debentures) of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

         (d) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any Indebtedness (other than the Debentures) of the Company or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or any Subsidiary outstanding thereunder; or

         (e) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 5.2, 5.12 through 5.18, 5.22, 5.23 or 5.24 hereof; or

         (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within thirty (30) days after the earlier of (i) the date on which the Company first obtains knowledge of such Default and (ii) the date on which written notice thereof is given to the Company by the holder of any Debenture; or

         (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

         (h) Final judgment or judgments for the payment of money aggregating in excess of $100,000, is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

         (i) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

         (j) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within sixty (60) days after such appointment;

         (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the company or any Subsidiary, are consented to or are not dismissed within sixty (60) days after such institution; or

         (l) Any event shall occur which, pursuant to the provisions of the Fidelity Subordination Agreement, results or could result in the Purchaser's not being entitled to promptly receive or to retain scheduled payments of interest or principal under the Debentures.

Section 8.2       NOTICE TO HOLDERS.

         When any Event of Default described in the foregoing Section 8.1 has occurred, or if the holder of any Debenture or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three (3) Business Days of such event to all holders of the Debentures then outstanding.

Section 8.3       NOTICE TO HOLDERS; ACCELERATION OF MATURITIES.

         When any Event of Default described in the foregoing Section 8.1 has occurred, or if the holder of any other evidence of indebtedness of the Company gives any notice or takes any action with respect to a claimed default, the Company agrees to give notice within three (3) Business Days of such event to all holders of Debentures then outstanding. When any Event of Default described in paragraph (a), (b) or (c) of Section 8.1 has happened and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of said Section 8.1 has happened and is continuing, the holder or holders of 50% or more of the principal amount of Debentures at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Debentures to be, and all Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or (k) of Section
8.1 has occurred, then all outstanding Debentures shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon the Debentures becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Debentures the entire principal and interest accrued on the Debentures. No course of dealing on the part of any Debentureholder nor any delay or failure on the part of any Debentureholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Debentures all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any Debentures upon any default hereunder or thereon.

                                   ARTICLE IX
                        AMENDMENTS, WAIVERS AND CONSENTS

Section 9.1       CONSENT REQUIRED.

         Any consent or approval of Purchaser required to be obtained hereunder shall mean the consent of the holders of at least fifty percent (50%) in aggregate principal amount of outstanding Debentures. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least fifty percent (50%) in aggregate principal amount of outstanding Debentures; provided that without the written consent of the holders of all of the Debentures then outstanding, no such waiver, modification, alteration or amendment shall be effective (a) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount thereof or change the rate of interest thereon, (b) which will change any of the provisions hereof with respect to optional prepayments or (c) which will change the percentage of holders of the Debentures required to consent to any such amendment, modification or waiver of any of the provisions of this ARTICLE IX [AMENDMENTS, ETC.] or ARTICLE VIII [DEFAULTS; REMEDIES].

Section 9.2       SOLICITATION OF DEBENTURE HOLDERS.

         The Company will not, directly or indirectly, pay or cause to be paid by remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any holder of the Debentures of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

Section 9.3       EFFECT OF AMENDMENT OR WAIVER.

         Any such amendment or waiver shall apply equally to all of the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

                                    ARTICLE X
                    INTERPRETATION OF AGREEMENT; DEFINITIONS

Section 10.1      DEFINITIONS.

         Unless the context otherwise requires, the terms hereinafter set forth when sued herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "AFFILIATE" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

         The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

         "DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 9.1.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer any successor sections.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 9.1 hereof.

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (d) obligations under any sale and repurchase agreement, (e) capitalized rentals, and (e) Guaranties of obligations of others of the character referred to in this definition.

         "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER that "INVESTMENTS" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         The term "KNOWLEDGE OF THE COMPANY" shall mean, with respect to a particular fact or other matter if a director or executive officer of the Company or any Subsidiary is actually, or has been, aware of such fact or other matter, after reasonable inquiry under the circumstances.

         "MATERIALLY ADVERSE EFFECT" shall mean a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects, in each case of the Company and its Subsidiaries taken as a whole, or upon the ability of the Company to perform its obligations under this Agreement, the Debentures or the other Operative Documents.

         "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "PLAN" means a "PENSION PLAN", as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "PROPRIETARY INFORMATION" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         The term "SUBSIDIARY" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Restricted Subsidiaries of such parent corporation. The term "SUBSIDIARY" shall mean a subsidiary of the Company.

         "VOTING STOCK" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

Section 10.2      ACCOUNTING PRINCIPLES.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 10.3      DIRECTLY OR INDIRECTLY.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1      EXPENSES, STAMP TAX INDEMNITY.

         Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchaser's out-of-pocket expenses in connection with (a) the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements of Sherrard & Roe, PLC, Purchaser's counsel and (b) so long as either Purchaser holds any of the Debentures, all such expenses relating to any amendment, waiver or consent pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement, the Debentures, the Warrants or the Additional Warrants. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Debentures the Warrants or the Additional Warrants, whether or not any Debentures are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

Section 11.2      POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE.

         No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article VIII hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

Section 11.3      NOTICES.

         All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

                  If  to Purchaser: Tandem Capital, Inc.
                                    500 Church Street, Suite 200
                                    Nashville, Tennessee  37219
                                    Fax:  (615) 726-1208
                                    Attention:  Craig Macnab
                  with a copy to:         Sherrard & Roe, PLC
                                          424 Church Street, Suite 2000
                                          Nashville, Tennessee  37219
                                          Fax:  (615) 742-4539
                                          Attention:Donald I.N. McKenzie, Esq.

                  If to the Company:      Aqua Care Systems, Inc.
                                          11820 N.W. 37 Street
                                          Coral Springs, Florida 33065
                                          Fax:  (954) 796-3401
                                          Attention:  President

                  with a copy to:         Wallace, Bauman, Legon, Fodman and
                                          Shannon PA
                                          2222 Ponce de Leon Blvd., 6th Floor
                                          Coral Gables, Florida 33134
                                          Attention:  Bryan Bauman
                                          Fax:  (305) 444-9937

or such other address as Purchaser or the subsequent holder of any Debenture initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Debenture initially issued to Purchaser, PROVIDED, HOWEVER, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Debentures initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

Section 11.4      SUCCESSOR AND ASSIGNS.

         Purchaser's interest in this Agreement and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and in the event the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

Section 11.5      SURVIVAL OF COVENANTS AND REPRESENTATIONS.

         All representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Debentures. All covenants made by the Company herein shall survive the closing and delivery of this Agreement and the Operative Documents in accordance with their respective terms.

Section 11.6      SEVERABILITY.

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

Section 11.7      GOVERNING LAW.

         The corporations law of the State of Delaware shall govern all issues concerning the relative rights of the Company and the holders of its securities. In all other matters, this Agreement, the Debentures, the Warrants and the Additional Warrants issued and sold hereunder shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules.

Section 11.8      CAPTIONS; COUNTERPARTS.

         The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.9      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement of the parties with regard to the sale and issuance of the Debentures, the Warrants and the Additional Warrants.

                [SIGNATURE PAGE TO DEBENTURE PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                          COMPANY:

                          AQUA CARE SYSTEMS, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and Chief Executive Officer
                          --------------------------------------------

                          GUARANTORS:

                          ACS ACQUISITION CORPORATION (A/K/A FILTRATION
                          SYSTEM

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and Chief Executive Officer
                          --------------------------------------------

                          CAR WASH EQUIPMENT & SUPPLY,
                          RYKO OF SOUTH FLORIDA, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman
                          --------------------------------------------

                          DI-TECH SYSTEMS, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and Chief Executive Officer
                          --------------------------------------------

                          ENVIROSYSTEMS SUPPLY, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and Chief Executive Officer
                          --------------------------------------------

                          GRAVITY FLOW SYSTEMS, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and President
                          --------------------------------------------

                          KISS INTERNATIONAL, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and President
                          --------------------------------------------

                          MIDWEST WATER TECHNOLOGIES, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and President
                          --------------------------------------------

                          PURE FLOW WATER COMPANY, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and President
                          --------------------------------------------

                          SERNATECH, INC.

                          By:/s/ WILLIAM K. MARKEY
                          --------------------------------------------
                          Name: William K. Markey
                          --------------------------------------------
                          Its:  Chairman and President
                          --------------------------------------------

                           PURCHASER:

                           SIRROM CAPITAL CORPORATION
                           D/B/A TANDEM CAPITAL

                           By:/s/ JEROME M. CHRISTENSON
                           ----------------------------
                           Name: Jerome M. Christenson
                           ----------------------------
                           Its: V.P. Tandem Capital
                           ----------------------------